Exhibit 5.1

O’Melveny & Myers LLP	T: +1 213 430 6000
400 South Hope Street	F: +1 213 430 6407
18th Floor	omm.com
Los Angeles, CA 90071-2899

November 20, 2018

Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, CA 90067

Re:	Air Lease Corporation Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-224828)

Ladies and Gentlemen:

We have acted as special counsel to Air Lease Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 on Form S-3 (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 20, 2018 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to:

(a)        the Company’s proposed offer and sale, from time to time in one or more offerings, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an indeterminate amount of the following securities:

(i)        debt securities of the Company, in one or more series (the “Debt Securities”), to be issued pursuant to that certain Indenture, dated as of November 20, 2018, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), attached as Exhibit 4.4 to the Registration Statement (the “Base Indenture”), and any supplemental indentures or officer’s certificates thereto establishing the terms of each series of Debt Securities (the “Supplemental Indenture Documents”);

(ii)        shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), in one or more series;

(iii)        shares (“Company Shares”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”);

(iv)        warrants to purchase Debt Securities, Preferred Stock, Common Stock or Depositary Shares (as defined below) (individually or collectively, the “Warrants”) to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants;

Century City  •  Los Angeles  •  Newport Beach  •  New York  •  San Francisco  •  Silicon Valley  •  Washington, DC

Beijing  •  Brussels  •  Hong Kong  •  London  •  Seoul  •  Shanghai  •  Singapore  •  Tokyo

(v)        depositary shares representing fractional interests in shares of Preferred Stock (“Depositary Shares”), to be evidenced by depositary receipts (the “Depositary Receipts”), which will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into by the Company and a depositary;

(vi)        rights to purchase (individually or collectively, the “Rights”) Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Purchase Contracts (as defined below) and/or Units (as defined below) to be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) to be entered into by the Company and a rights agent to be appointed prior to the issuance of Rights;

(vii)        purchase contracts (the “Purchase Contracts”) for the purchase and sale of Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Rights and/or Units (as defined below) of the Company, which will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into by the Company and a purchase contract agent; and

(viii)        units consisting of two or more series of Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Rights and/or Purchase Contracts (the “Units” and, together with the Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Rights and Purchase Contracts, the “Company Securities”) to be issued pursuant to one or more unit agreements (each, a “Unit Agreement” and, together with the Base Indenture, Supplemental Indenture Documents, Warrant Agreements, Deposit Agreements, Rights Agreements and Purchase Contract Agreements, the “Agreements”) between the Company and a unit agent to be appointed prior to the issuance of Units.

(b)        the proposed resale, from time to time in one or more offerings, of up to 4,824,658 shares of Common Stock (the “Selling Stockholder Shares” and, together with the Company Securities, the “Securities”) held by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”).

In our capacity as special counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the Indenture filed as Exhibit 4.4 to the Registration Statement;

(iii)	the Restated Certificate of Incorporation of the Company, including all amendments thereto, as presently in effect (the “Company’s Certificate of Incorporation”);

(iv)

the Fourth Amended and Restated Bylaws of the Company, as presently in effect (the “Company’s Bylaws” and, together with the Company’s Certificate of Incorporation, the “Organizational Documents”); and

(v)

resolutions of the board of directors of the Company relating to the registration of the Securities, the issuance and sale of the Selling Stockholder Shares to the Selling Stockholders and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Warrant Agreements, the Deposit Agreements, the Rights Agreements, the Purchase Contract Agreements and the Unit Agreements and that such choice is a valid and legal provision. To the extent the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Security, (i) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded, (ii) a prospectus supplement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission describing each class or series of Securities offered thereby and any other matters required thereby and will comply with applicable law, (iii) the definitive terms of the issuance and sale of each class or series of Securities will have been duly established in accordance with the authorizing resolutions adopted by the Company’s board of directors (or an authorized committee thereof) and in conformity with the applicable Organizational Documents and applicable law (including (A) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (B) the execution (in the case of certificated Company Securities), delivery and performance of the Company Securities and any related documentation referred to in paragraphs 1 through 8 below shall have been duly completed and shall remain in full force and effect), (iv) upon issuance of any Company Shares or shares of Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under the Company’s Certificate of Incorporation and other relevant documents; (v) in the case of Debt Securities, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the relevant indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA; (vi) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement and (vii) there has not occurred any change in law or further action by the Company’s board of directors, in any case affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Company Security to be established after the date hereof, nor the issuance and delivery of such Company Security, nor the compliance by the Company with the terms of such Company Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.        When an issuance of Company Shares has been duly authorized by all necessary corporate action of the Company, and upon the issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and by such corporate action, such Company Shares will be validly issued, fully paid and nonassessable.

2.        When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation, as may be duly amended, modified or replaced, and authorized by all necessary corporate action of the Company, and upon the issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.        With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”) when, (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the Base Indenture and applicable Supplemental Indenture Documents; (ii) the applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Offered Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company, and (iii) the Offered Debt Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the Base Indenture, as amended by the applicable Supplemental Indenture Documents, and the applicable underwriting or other agreement (including, in the case of “book-entry” Offered Debt Securities, such Offered Debt Securities being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

4.        With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Debt Securities, Preferred Stock, Common Stock or Depositary Shares relating to such Offered Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5.        With respect to any Depositary Shares offered under the Registration Statement (the “Offered Depositary Shares”), when (i) the shares of Preferred Stock relating to such Offered Depositary Shares have been duly authorized for issuance, (ii) the applicable Deposit Agreement has been duly authorized, executed and delivered by each party thereto, (iii) the Depositary Receipts representing the Offered Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Deposit Agreement and the applicable underwriting or other agreement against payment therefor, and (iv) the terms of the Offered Depositary Shares have been properly established in conformity with the terms of the applicable Deposit Agreement and applicable law, such Offered Depositary Shares will be validly issued and will entitle their holders to the rights specified in the applicable Deposit Agreement and Depositary Receipt.

6.        With respect to any Rights offered under the Registration Statement (the “Offered Rights”), when (i) the securities relating to such Offered Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

7.        With respect to any Purchase Contracts offered under the Registration Statement (the “Offered Purchase Contracts”), when (i) the securities relating to such Offered Purchase Contracts have been duly authorized for issuance and (ii) the Offered Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Purchase Contracts will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

8.        With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the securities relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

9.        The Selling Stockholder Shares have been validly issued and are fully paid and nonassessable.

The law covered by this opinion is limited to the present law of the State of New York and the present General Corporation Law of the State of Delaware. The law covered in paragraphs 3, 4, 5, 6, 7 and 8 of this opinion as to the enforceability of the Offered Debt Securities, the Offered Warrants, the Offered Depository Shares, the Offered Rights, the Offered Purchase Contracts and the Offered Units is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We advise you that a judgment for money relating to any obligation under a Company Security or an Agreement denominated in a currency other than United States dollars ordinarily would be rendered or enforced only in United States dollars by a court of the State of New York or a United States court sitting in the State of New York and applying New York law. The method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors. We express no opinion as to whether a court would award a judgment in a currency other than U.S. dollars or the particular date or rate of exchange that would be used by such court in the entry of a judgment.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Securities.

This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

Respectfully submitted, /s/ O’Melveny & Myers LLP